UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 1992

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

Union Trust Company, the Maine chartered commercial bank subsidiary (the “Bank”) of Union Bankshares Company (the “Company”), has entered into salary continuation agreements (the “Agreements”) with certain of its executive officers, including Messrs. Blyberg, Lynch, and Sargent, pursuant to which, should the executive terminate his/her employment, either voluntarily or involuntarily, within three years of a change of control or other “business combination” as defined in the Agreements, the executive would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. The Bank entered into such Agreements with John P. Lynch, Executive Vice President and Regional Manager of the Bank, on December 1, 1992, with Peter A. Blyberg, President and Chief Executive Officer of the Bank, on August 12, 1993, and with Rebecca J. Sargent, Senior Vice President and Senior Trust Officer of the Bank, on October 10, 1996. A description of the material terms of the Agreements has been included in the Company’s proxy statement disclosure filed with the Securities and Exchange Commission through the online EDGAR system since at least March, 1996, and possibly in paper filings prior to that. A copy of a form of the Agreements is attached as Exhibit 10.7.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description
10.7	Form of Salary Continuation Agreement between Union Trust Company and each of Peter A. Blyberg, President and Chief Executive Officer, John P. Lynch, Executive Vice President and Regional Manager, and Rebecca J. Sargent, Senior Vice President and Senior Trust Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Sally J. Hutchins
Name:	Sally J. Hutchins
Title:	Senior Vice President and Clerk

Date: May 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.7	Form of Salary Continuation Agreement between Union Trust Company and each of Peter A. Blyberg, President and Chief Executive Officer, John P. Lynch, Executive Vice President and Regional Manager, and Rebecca J. Sargent, Senior Vice President and Senior Trust Officer.